                                                                       EXHIBIT 2

[HARSCO CORPORATION LOGO]

HARSCO CORPORATION SAVINGS PLAN

                                                                                 QUESTIONS?                         800-776-4015
                                                                                 Outside USA                        415-396-4015
                                                                                 TDD for hearing impaired           800-772-6009

                                                                                 Social Security
Participant Name                                                                 Birthdate
Participant Address                                                              Hire Date
                                                                                 Adjusted Hire Date
 ----------------------------------------------------------------------------------------------------------------------------------
  YOUR ACCOUNT AT A GLANCE                                                                   For the Period    JANUARY 1, 1995
                                                                                             through         DECEMBER 31, 1995
 ----------------------------------------------------------------------------------------------------------------------------------


YOUR ACCOUNT BALANCE                                                             YOUR CONTRIBUTION PERCENTAGE
Ending balance                              $0.00                                Pre-Tax                                      0%
Beginning balance                            0.00                                After-Tax                                    0%

Net change                                  $0.00                                YOUR INVESTMENT ELECTIONS
                                                                                 Asset Allocation                             0%
                                                                                 Harsco Stock                                 0%
                                                                                 S&P 500 Stock                                0%
                                                                                 Fixed Income                                 0%
                                                                                 Harsco Fidelity Magellan                     0%
                                                                                 International Equity                         0%
Vested balance                              $0.00
                                                                                 TOTAL RETURN ON YOUR INVESTMENTS
                                                                                 3 months ending December 31, 1995            0%
                                                                                 6 months ending December 31, 1995            0%

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  YOUR CONTRIBUTIONS
 -------------------------------------------------------------------------------

                                       THIS             THIS              CURRENT           VESTED               VESTED
CONTRIBUTION TYPE                   QUARTER             YEAR              BALANCE                %              BALANCE
                              -----------------------------------------------------------------------------------------
PRE-TAX                              $0.00            $0.00                 $0.00                0                $0.00
AFTER TAX                              .00              .00                   .00                0                  .00
ROLLOVER                               .00              .00                   .00                0                  .00
COMPANY MATCHING                       .00              .00                   .00                0                  .00
SHERWOOD PRIOR MATCH                   .00              .00                   .00                0                  .00

                              -----------------------------------------------------------------------------------------
TOTAL                                $0.00            $0.00                 $0.00                0                $0.00
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                                     - 21 -

Participant Name                                                       EXHIBIT 2
January 1, 1995 through December 31, 1995
 -------------------------------------------------------------------------------
  YOUR ACCOUNT ACTIVITY
 -------------------------------------------------------------------------------

                                                  INTERNATIONAL            ASSET           S&P 500
                                  IN TRANSIT         EQUITY              ALLOCATION         STOCK
                            --------------------------------------------------------------------------------------------
BEGINNING BALANCE                     $0.00            $0.00                $0.00            $0.00

CONTRIBUTIONS                          0.00             0.00                 0.00             0.00
FUND TRANSFERS                         0.00             0.00                 0.00             0.00
DISBURSEMENTS                          0.00             0.00                 0.00             0.00

FUNDS GAIN/LOSS                        0.00             0.00                 0.00             0.00

LOAN PAYMENTS                          0.00             0.00                 0.00             0.00
LOAN ADJUSTMENTS                       0.00             0.00                 0.00             0.00
INTEREST EARNED                        0.00             0.00                 0.00             0.00

FEES                                   0.00             0.00                 0.00             0.00
FORFEITURES                            0.00             0.00                 0.00             0.00
ADJUSTMENTS                            0.00             0.00                 0.00             0.00
PURCHASES                              0.00             0.00                 0.00             0.00
REDEMPTIONS                            0.00             0.00                 0.00             0.00
                            --------------------------------------------------------------------------------------------

ENDING BALANCE                        $0.00            $0.00                $0.00            $0.00

NUMBER OF FUND SHARES                                                       0.000            0.000
12/29/95 PRICE                                                             $0.000           $0.000

                                     FIXED           HARSCO               FIDELITY         EMPLOYEE
                                    INCOME            STOCK               MAGELLAN           LOAN                TOTALS
                            -------------------------------------------------------------------------------------------
BEGINNING BALANCE                     $0.00            $0.00                $0.00            $0.00                $0.00

CONTRIBUTIONS                          0.00             0.00                 0.00             0.00                 0.00
FUND TRANSFERS                         0.00             0.00                 0.00             0.00                 0.00
DISBURSEMENTS                          0.00             0.00                 0.00             0.00                 0.00

FUNDS GAIN/LOSS                        0.00             0.00                 0.00             0.00                 0.00

LOAN PAYMENTS                          0.00             0.00                 0.00             0.00                 0.00
LOAN ADJUSTMENTS                       0.00             0.00                 0.00             0.00                 0.00
INTEREST EARNED                        0.00             0.00                 0.00             0.00                 0.00

FEES                                   0.00             0.00                 0.00             0.00                 0.00
FORFEITURES                            0.00             0.00                 0.00             0.00                 0.00
ADJUSTMENTS                            0.00             0.00                 0.00             0.00                 0.00
PURCHASES                              0.00             0.00                 0.00             0.00                 0.00
REDEMPTIONS                            0.00             0.00                 0.00             0.00                 0.00
                            -------------------------------------------------------------------------------------------

ENDING BALANCE                        $0.00            $0.00                $0.00            $0.00                $0.00

NUMBER OF FUND SHARES                 0.000            0.000                0.000
12/29/95 PRICE                       $0.000           $0.000               $0.000
EQUIVALENT STOCK SHARES                                0.000

                                                                       EXHIBIT 2
- --------------------------------------------------------------------------------
FUND PERFORMANCE SUMMARY                       Returns for periods ending
                                               DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                                                                                AVERAGE ANNUAL TOTAL RETURNS
                                                                   ------------------------------------------------------

INVESTMENTS                              THIS           JAN
IN YOUR PLAN                          QUARTER       TO DATE         1 YEAR         3 YEAR         5 YEAR        10 YEAR
- -----------------------------------------------------------------------------------------------------------------------
STOCK FUNDS
  Harsco Fidelity Magellan(2)       0.00%           0.00%          0.00%
  Harsco Stock(2)                   0.00            0.00           0.00
  International Equity(1)           0.00            0.00           0.00          0.00%          0.00%          0.00%
  S&P 500 Stock(1)                  0.00            0.00           0.00          0.00           0.00           0.00
COMBINATION FUNDS
  Asset Allocation(1)               0.00            0.00           0.00          0.00           0.00           0.00
FIXED INCOME FUNDS
  Fixed Income(2)                   0.00            0.00           0.00

- --------------------------------------------------------------------------------
FUND DESCRIPTIONS
- --------------------------------------------------------------------------------

 These graphs represent two kinds of               high       STABILITY                        high           APPRECIATION
 potential: stability and appreciation.                       refers to the fund's potential                  refers to the fund's
 They are based solely on the investment                      to maintain a stable value                      potential to increase
 objective of the fund and  do not                            over shorter periods of time                    in value over longer
 represent actual or implied performance.                                                                     periods of time.
                                                    low                                         low

 All Harsco Corporation Savings Plans funds,       Stability  A vertical bar graph with         Appreciation  A vertical bar graph
 except for the Harsco Stock Fund have both        Example    indications of "High" at the      Example       with indications of
 a Stability and Appreciation Graph on page 23.    Graph:     top and "Low" at the bottom       Graph:        "High" at the top and
 No graphs are presented for the Harsco Stock                 of the graph. Light grey shading                "Low" at the bottom
 Fund.                                                        extends from the bottom up to                   of the graph. Black
                                                              the middle of the graph.                        shading extends from
                                                                                                              the bottom up to the
                                                                                                              middle of the graph.

(1)COLLECTIVE TRUST FUNDS

                  ASSET ALLOCATION                                                   INTERNATIONAL EQUITY
                  Invests in three asset classes:  common                            Seeks to approximate the
                  stocks, U.S. Treasury bonds and money                              capitalization-weighted total
                  market instruments.                                                rate of return of markets for international
                  As the expected risk and return of these                           equity securities traded outside the U.S.
                  asset classes change over time, the fund
                  adjusts its mix in pursuit of a higher          International      Two separate side by side vertical bar graphs
                  total return consistent with reasonable         Equity Fund        indicating Stability and Appreciation in the
                  risk.                                           Graphs-            International Equity Fund.

 Asset            Two separate side by side vertical bar graphs                      -  The Stability Graph for this fund has light
 Allocation       indicating Stability and Appreciation in the                          grey shading extending from the bottom
 Graphs:          Asset Allocation Fund.                                                to approximately one-fourth up the graph.
                                                                                     -  The Appreciation Graph for this fund has
                  -  The Stability Graph for this fund has light                        black shading extending from the bottom
                     grey shading extending from the bottom                             to aproximately three-quarters up the graph.
                     to approximately mid-point up the graph.
                  -  The Appreciation Graph for this fund has
                     black shading extending from the bottom
                     to aproximately three-quarters up the graph.


                  S&P 500 STOCK
                  Seeks to approximate, as closely as
                  practicable, the capitalization-weighted total rate of return of the S&P 500 Index.

 S&P 500          Two separate side by side vertical bar graphs
 Stock Graphs-    indicating Stability and Appreciation in the
                  S&P Stock Fund.

                  - The Stability Graph for this fund has light grey shading extending from the bottom to approximately one-fourth up the graph.
                  - The Appreciation Graph for this fund has black shading extending from the bottom to aproximately three-quarters up the graph.

(2)COMPANY CUSTOM FUNDS

                  HARSCO FIDELITY MAGELLAN                                           HARSCO STOCK
                  Seeks capital appreciation by investing                            Invests principally in the common stock of
                  primarily in common stocks and securities                          Harsco Corporation.  Units of the fund are
                  convertible into common stock of domestic,                         valued on the basis of the market value
                  foreign and multinational issuers of all sizes                     of Harsco Corporation common stock.
                  that offer potential for growth.

 Harsco           Two separate side by side vertical bar graphs
 Fidelity         indicating Stability and Appreciation in the
 Magellan Fund    Harsco Fidelity Magellan Fund.
 Graphs-
                  -  The Stability Graph for this fund has light
                     grey shading extending from the bottom
                     to approximately one-fourth up the graph.
                  -  The Appreciation Graph for this fund has
                     black shading extending from the bottom
                     to aproximately three-quarters up the graph.

                  FIXED INCOME
                  This is a "hybrid" fund that consists of guaranteed investment contracts (GICs) and shares of the Wells Fargo Income
                  Accumulation Fund.

 Fixed Income     Two separate side by side vertical bar graphs
 Graphs-          indicating Stability and Appreciation in the
                  Fixed Income Fund.

                  - The Stability Graph for this fund has light grey shading extending from the bottom to approximately three-quarters up the graph.
                  - The Appreciation Graph for this fund has black shading extending from the bottom to aproximately one-fourth up the graph.

                                                                       EXHIBIT 2

- --------------------------------------------------------------------------------
IMPORTANT FUND INFORMATION
- --------------------------------------------------------------------------------

 For all Funds                                                          Results of a daily-valued fund may vary from those of a
 INVESTMENT RISK:  Funds are NOT FDIC insured, are NOT                  less-frequently-valued fund.
 obligations or deposits of BZW Barclays Global Investors,              -----------------------------------------------------------
 N.A. ("BGI"), are NOT guaranteed by BGI and involve                    FOR COMPANY CUSTOM FUNDS
 investment risk, including possible loss of principal.                 SOURCE:  Company custom funds are unregistered custom
 The principal and yield of fund shares or participations               separate accounts maintained by BZW Barclays Global
 will fluctuate with changes in market conditions so that               Investors and offered as an investment option by the plan
 an investor's shares or participations, when redeemed, may             sponsor.
 be worth more or less than their original cost.  Past                  RETURNS:  All income is reinvested in the funds and is
 performance is no guarantee of future results.                         reflected in the unit value.  Daily fund inception dates
 Returns:  Total return figures are provided by the fund                vary.
 administrator.  These numbers are believed to be reliable
 but are unaudited and subject to revision.  To secure                  UNIT VALUE:  The fund unit value and performance of a
 revised returns or to obtain prospectuses, call                        custom fund which is based on an underlying mutual fund
 1-800-776-4015.  Returns for periods over one year are                 differs from the net asset value and performance of the
 annualized.                                                            underlying mutual fund due to fees, expenses and crediting
 AUTOMATED VOICE ANSWERLINE:  To use the automated voice                of income to units rather than purchase of additional
 answer line, call 1-800-776-4015 and follow the                        shares.  The custom fund also maintains cash holdings
 instructions.                                                          which may further contribute toward differences in
 -----------------------------------------------------------            performance between fund units and the underlying mutual
 FOR COLLECTIVE TRUST FUNDS                                             fund NAV.
 Source:  Collective trust funds are unregistered
 collective investment funds that are maintained and                    HARSCO STOCK FUND:  The fund maintains cash holdings which
 offered by BZW Barclays Global Investors.                              may account for the differences in performance between
                                                                        fund units and common shares.
 RETURNS:  For all funds except the Money Market Fund and
 the U.S. Government Money Market Fund, all income is                   ----------------------------------------------------------
 reinvested in the funds and is reflected in the unit                   TRADEMARKS
 value.                                                                 *  S&P(R) S&P 500(R) and S&P MidCap 400(R) are trademarks
 RETURNS PRIOR TO INCEPTION:  Daily fund inception dates                of The McGraw-Hill Companies, Inc. and have been licensed
 vary; collective fund returns prior to inception are                   for use by MasterWorks Funds Inc. and BZW Barclays Global
 principally for less-frequently-valued funds with                      Investors.  The funds are not sponsored, endorsed, sold or
 substantially similar investment strategies and have been              promoted by S&P, and S&P makes no representation or
 adjusted for management fees and estimated fund expenses.              warranty, express or implied regarding the advisability of
 See individual fund fact sheets for details.                           investing in the funds.
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                                     - 24 -